EXHIBIT 1


                                    AGREEMENT


            This will confirm the agreement by and among all the undersigned that the Schedule 13D filed on or about this date with respect to the beneficial ownership of the undersigned of shares of common stock of HomeFed Corporation is being filed on behalf of each of the entities named below. This agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.


Dated:  August 24, 1998

                                    TRUST UNDER TRUST AGREEMENT DATED
                                    AUGUST 14, 1998 BETWEEN LEUCADIA
                                    NATIONAL CORPORATION AND JOSEPH A.
                                    ORLANDO, AS TRUSTEE



                                    By:   /s/ Joseph A. Orlando
                                          --------------------------------
                                          Joseph A. Orlando, as Trustee


                                    /s/ Joseph S. Steinberg
                                    --------------------------------------
                                    Joseph S. Steinberg


                                    /s/ Ian M. Cumming
                                    ---------------------------------------
                                    Ian M. Cumming




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